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                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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
[ ]  Preliminary Proxy Statement                        [ ] Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


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FIRST UNION REALTY ESTATE INVESTMENTS
--------------------------------------------------------------------------------

AT THE COMPANY                          IN CLEVELAND, OHIO
--------------                          ------------------
Thomas T. Kmiecik                       Stanley L. Ulchaker
Senior Vice President and Treasurer     Edward Howard & Co.
(216) 781-4030                          (216) 781-2400

FOR IMMEDIATE RELEASE


                       FIRST UNION ANNOUNCES COURT RULING
                       ----------------------------------

CLEVELAND, OHIO, MARCH 27, 1998 --- FIRST UNION REAL ESTATE INVESTMENTS (NYSE: FUR) announced today that the Cuyahoga County Common Pleas Court declined today to issue a preliminary injunction that would have clarified procedures and voting rights at the Trust's Annual Meeting.

James C. Mastandrea, Chairman and Chief Executive Officer of the Trust, stated, "It's unfortunate that Gotham prevailed in this round as it only means further costly time delays and expense to the Trust. We will have to continue the litigation to get the real decision about the Trust's rights and duties."

Gotham takes the position in its court filings that nothing done in the state court is final, and the entire issue will have to be reconsidered in the pending federal case.

Mastandrea continued, "Our position remains the same. As we have said in our federal court complaint, a group of hostile shareholders, led by Gotham, wants to take over control of the Board without following the Trust's long-established rules. In our view their proposal to pack the Board with nine of their own people is not allowed under the Declaration of Trust."

Mastandrea continued, "The Board has worked hard to settle this situation. It is blatantly unfair to allow Gotham, an 8.3% shareholder, to choose nine nominees. The Board of Trustees met twice with representatives of Gotham and once with representatives of Apollo. We believe the fairest approach is to build a consensus slate that reflects representation by several of our large shareholders."

Month-long settlement discussions broke down on announcement yesterday that a bill had been introduced in the House and Senate that would curb the tax advantages of paired-share REITs. An article in The Wall Street Journal today states that the legislation is almost certain to be enacted.

The Trust also announced that it has postponed its Annual Meeting and record date. Thomas T. Kmiecik, Senior Vice President and Treasurer of First Union, stated, "We had held off sending out our own proxy materials in hopes of reaching a settlement. In fact, last Friday night we reached an agreement in principle in the Judge's chambers. Now, we'll send out our proxy statement, and we need to give shareholders time to consider their choices."

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the NYSE.